UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to General Banking Facility

As previously disclosed, on February 27, 2025, Lesaka Technologies, Inc. ("Lesaka"), its wholly-owned subsidiary, Lesaka Technologies Proprietary Limited ("Lesaka SA") and certain other subsidiaries of Lesaka, entered into a Common Terms Agreement (the "Original CTA") with FirstRand Bank Limited (acting through its Rand Merchant Bank division) ("RMB"), FirstRand Bank Limited (acting through its WesBank division) ("WesBank"), FirstRand Bank Limited (being a South African corporate and investment bank), Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions) (being a South African corporate and investment bank) ("Investec" and, together with RMB and WesBank, the "Lenders"), and Bowwood and Main No 408 (RF) Proprietary Limited ("Debt Guarantor"), a South African company incorporated for the sole purpose of holding collateral for the benefit of the Lenders and acting as debt guarantor, and certain other parties. Concurrent with the execution of the CTA, Lesaka SA and RMB entered into a General Banking Facility Agreement (the "Original GBF Agreement"), which was amended by an addendum dated on or about July 16, 2025. On February 27, 2026, the relevant parties entered into an Amended and Restated CTA to amend and replace the Original CTA ("Restated CTA"). The Restated CTA was further amended by a letter dated March 27, 2026. Neither of these resulted in any material changes to the Original CTA.

On March 27, 2026, Lesaka SA and RMB entered into an Amended and Restated General Banking Facility ("Restated GBF Agreement") to amend and replace the Original GBF Agreement. Pursuant to the Restated GBF Agreement, Lesaka SA and certain of its subsidiaries have access to direct facilities of ZAR 1,143,901,000, which include a general banking facility (a demand facility); short-term direct and contingent facilities which cover forward exchange contracts and credit cards; an indirect facility of ZAR 57,700,000 for bank guarantees; and settlement lines of ZAR 326,000,000. The direct facilities may be reallocated as indirect facilities, and indirect facilities may be reallocated as direct facilities. Except as described above, the material terms of the Restated GBF Agreement are substantially the same as the Original GBF Agreement.

The facilities under the Restated GBF Agreement were available for utilization from March 30, 2026, and are subject to annual review by RMB.

Lesaka SA will pay an upfront fee of ZAR 3.45 million to the RMB related to this transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: April 1, 2026	By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Group Chief Financial Officer